EXHIBIT 10.7

WARRANT TERMINATION AGREEMENT

This Warrant Termination Agreement (this “Agreement”) dated as of June 11, 2014 is entered into by and between Agata Podedworny (“Holder”) and Panache Beverage, Inc., a Delaware corporation (the “Company”). Reference is made to that certain Restructuring Agreement dated as of the date hereof by and among the Company, Holder, Consilium Corporate Recovery Master Fund, Ltd. (“Consilium”), and certain other parties thereto (the “Restructuring Agreement”), pursuant to which Holder and the Company have agreed that the Warrant (as defined below) shall be surrendered to the Company and terminated and cancelled. Capitalized terms used and not defined herein have the meanings ascribed to them in the Restructuring Agreement.

The undersigned hereby acknowledges and agrees that:

1. Holder is the holder of a warrant, dated as of December 21, 2012, which entitles the holder to purchase 300,000 shares of the common stock of the Company (the “Warrant”).

2. As a condition to their willingness to enter into the Restructuring Agreement, Consilium and the Company have requested that Holder, and in order to induce Consilium and the Company to enter into the Restructuring Agreement, Holder has agreed to, enter into this Agreement.

3. On the Effective Date and without any further action on the part of Holder, the Warrant will be cancelled.

4. The parties will, from time to time, execute and deliver, or cause to be executed and delivered, such additional documents or take, or cause to be taken, such additional acts as may be necessary to give full effect to the terms and intent of this Agreement.

5. The parties hereto may only modify or amend this Agreement by a written agreement executed and delivered by duly authorized signatories of the respective parties with the consent of Consilium which expressly states that it is intended to modify or amend this Agreement.

6. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7. This Agreement, together with the Restructuring Agreement and the Warrant, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

By:	/s/ AGATA PODEDWORNY
Name:	Agata Podedworny

PANACHE BEVERAGE, INC.

By:	/s/ MICHAEL ROMER
Name:	Michael Romer
Title:	Interim CEO

[Warrant Termination Agreement (Agata Podedworny)]